At Home Group Inc. Announces Preliminary1 Second Quarter Fiscal 2021 Results

●	Announces preliminary[1] Q2 net sales of approximately $515 million and comparable store sales[2] increase of approximately 42%
●	Expects preliminary[1] Q2 Net income of at least $82 million and Adjusted EBITDA[2] of at least $150 million
●	Estimates total liquidity of more than $280 million, including approximately $33 million in proceeds from sale-leaseback transactions
●	Anticipates Net Debt to Adjusted EBITDA[2] ratio of approximately 1.5x on a trailing twelve months basis

PLANO, Texas, July 29, 2020– At Home Group Inc. (NYSE: HOME), the home décor superstore, today announced certain preliminary unaudited results for the second quarter ended July 25, 2020.

Lee Bird, Chairman and Chief Executive Officer, stated, “We are emerging from this pandemic stronger and even better positioned, and we believe we are gaining meaningful market share. As a home décor category killer, we are becoming the go-to place for consumers looking for a one-stop shop that offers a wide and deep assortment, compelling everyday low prices, the convenience of omnichannel shopping, and safe social distancing afforded by our large store format.

Our business continued to be strong following the initial re-opening period that was likely impacted by pent-up demand and stimulus spending. Our momentum continued despite competitor re-openings, liquidations and a resurgence in coronavirus cases in certain markets. We expect to report the best quarter in our history as a public company in terms of comparable store sales, sales, and profitability, and the lowest leverage ratio. At the same time, we remain excited about the large, untapped opportunity in front of us.”

Preliminary Second Quarter Fiscal 2021 Results1

●	Net sales of approximately $515 million and comparable store sales[2] increase of approximately 42%
●	Net income of at least $82 million and adjusted EBITDA of at least $150 million
●	Total liquidity (cash plus more than $250 million of availability under our existing credit facility) of more than $280 million, including approximately $33 million in net proceeds from sale leaseback transactions
●	Net Debt to Adjusted EBITDA[2] ratio of approximately 1.5x on a trailing twelve months basis compared to 5.4x at the end of first quarter fiscal 2021.

Sale-Leaseback Transactions

In July 2020, the company sold three of its properties in Grand Chute, Wisconsin; Cincinnati, Ohio; and Lutz, Florida for a total of approximately $33 million. Contemporaneously, with the closing of the sale, the company entered into leases pursuant to which we leased back the properties.

Conference Call Details

A conference call to discuss the preliminary second quarter fiscal 2021 financial results is scheduled for today, July 29, 2020, at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 1-877-407-0789 (international callers please dial 1-201-689-8562) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at investor.athome.com.

A recorded replay of the conference call will be available within two hours of the conclusion of the call and can be accessed online at investor.athome.com for 90 days.

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(1)	The Company is in the process of finalizing its results for the second quarter ended July 25, 2020. Accordingly, the preliminary results contained in this release are based on current estimates and remain subject to change. The Company and its external auditors have not completed their normal quarterly closing and related review procedures for the quarter. There can be no assurance that final results for the quarter will not differ from the preliminary results, including as a result of quarter-end closing procedures or review adjustments. In addition, these preliminary results should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP that have been reviewed by the Company’s external auditors.
(2)	Represents a non-GAAP financial measure. For additional information about non-GAAP measures, including, where applicable, reconciliations to the most directly comparable financial measures presented in accordance with GAAP, please see “Non-GAAP Measures” below.

Terminology

We define certain terms used in this release as follows:

"Adjusted EBITDA" means net income before net interest expense, income tax provision and depreciation and amortization, adjusted for the impact of certain other items as defined in our debt agreements, including certain legal settlements and consulting and other professional fees, stock-based compensation expense, impairment charges, gain on sale-leaseback, non-cash rent and other adjustments.

"Comparable store sales" means, for any reporting period, the change in period-over-period net sales for the comparable store base, beginning with stores on the second day of the sixteenth full fiscal month following the store's opening. When a store is being relocated or remodeled, we exclude sales from that store in the calculation of comparable store sales until the first day of the sixteenth full fiscal month after it reopens. As it relates to At Home, “two-year comparable store sales basis” refers to the sum of the increase (decrease) in comparable store sales for each of the current and preceding fiscal years.

“GAAP” means accounting principles generally accepted in the United States.

“Leverage ratio” means “Net Debt” divided by Adjusted EBITDA for the trailing twelve months.

“Net Debt” includes borrowing under the ABL revolving credit facility, current portion of long-term debt, long-term debt and financing obligations, less unamortized deferred debt issuance cost and cash and cash equivalents. Net Debt excludes operating lease liabilities recognized in accordance with ASC 842 Leases.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by our use of forward-looking terminology such as "anticipate", "are confident", "assumed", "believe", "continue", "could", "estimate", "expect", "intend", “look forward”, "may", "might", "on track", “outlook”, "plan", "potential", "predict", “reaffirm”, "seek", "should", or "vision", or the negative thereof or other variations thereon or comparable terminology. In particular, statements about our assumptions for future financial performance, as well as statements about the markets in which we operate, expected new store openings, our real estate strategy, growth targets, potential growth opportunities, market share, competition, impact of expected stock option exercises, future capital expenditures, and estimates of expenses we may incur in connection with equity incentive awards to management and our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance contained in this document are forward-looking statements. Furthermore, statements contained in this document relating to the global outbreak of the novel coronavirus disease (COVID-19), the impact of which remains inherently uncertain on our financial results, are forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those factors described in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended January 25, 2020 as well as those factors updated in “Item 1A. Risk Factors” of our Quarterly Report on Form 10-Q for the fiscal quarter ended April 25, 2020 and other reports that we file with the Securities and Exchange Commission  (“SEC”), may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if our results of operations, financial condition and liquidity, and events in the industry in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of results or developments in future periods.

Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this document.

About At Home Group Inc.

At Home (NYSE:HOME), the home décor superstore, offers more than 50,000 on-trend home products to fit any budget or style, from furniture, mirrors, rugs, art and housewares to tabletop, patio and seasonal decor. At Home is headquartered in Plano, Texas, and currently operates 219 stores in 40 states. For more information, please visit us online at investor.athome.com.

Non-GAAP Measures

Certain financial measures presented in this release, such as comparable store sales and Adjusted EBITDA, are not recognized under GAAP.

We present comparable store sales, which is not a recognized financial measure under GAAP, because it allows us to evaluate how our store base is performing by measuring the change in period-over-period net sales in stores that have been open for the applicable period. We present Adjusted EBITDA, which is not a recognized financial measure under GAAP, because we believe it assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance, such as interest, depreciation, amortization, loss on extinguishment of debt, impairment charges and taxes.

You are encouraged to evaluate each of these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating our non-GAAP measures, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in such presentations. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. There can be no assurance that we will not modify the presentation of our non-GAAP financial measures in the future, and any such modification may be material. In addition, comparable store sales and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

Comparable store sales and Adjusted EBITDA have limitations as analytical tools and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using comparable store sales and Adjusted EBITDA only as supplemental information.

Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures (Preliminary) (Unaudited)

Reconciliation of net income to EBITDA and Adjusted EBITDA (in millions)

Thirteen Weeks Ended
July 25, 2020

Net income	$82
Interest expense, net	6
Income tax provision	29
Depreciation and amortization(a)	18
EBITDA	$135
Consulting and other professional services(b)	—
Stock-based compensation expense(c)	2
Non-cash rent(d)	13
Other(e)	—
Adjusted EBITDA	$150

(a)	Includes the portion of depreciation and amortization expenses that are classified as cost of sales in our condensed consolidated statements of operations.
(b)	Primarily consists of consulting and other professional fees with respect to projects to enhance our merchandising and human resource capabilities and other company initiatives.
(c)	Non-cash stock-based compensation expense related to the ongoing equity incentive program that we have in place to incentivize, retain and motivate our employees, officers and non-employee directors.
(d)	Consists of the non-cash portion of rent, which reflects the extent to which our GAAP straight-line rent expense recognized exceeds or is less than our cash rent payments. The GAAP straight-line rent expense adjustment can vary depending on the average age of our lease portfolio, which has been impacted by our significant growth. For newer leases, our rent expense recognized typically exceeds our cash rent payments while for more mature leases, rent expense recognized is typically less than our cash rent payments.
(e)	Other adjustments include amounts our management believes are not representative of our ongoing operations.

Investor Relations:

At Home

Arvind Bhatia, CFA / Bethany Johns

972.265.1299 / 972.265.1326

InvestorRelations@AtHome.com

Media
Carey Marin
214.914.1157
MediaRelations@AtHome.com